UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

6.875% Senior Notes Due 2032

On July 11, 2024 (the “Closing Date”), Select Medical Holdings Corporation (the “Company”) completed the previously announced private offering by its wholly-owned subsidiary, Concentra Escrow Issuer Corporation (the “Escrow Issuer”), of $650 million aggregate principal amount of 6.875% senior notes due 2032 (the “Notes”) and related guarantees. The Issuer will pay interest on the Notes semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. Interest will accrue from July 11, 2024 and the Notes will mature on July 15, 2032.

The Notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Notes were offered in connection with the Company's previously announced plan to pursue a separation of Concentra Group Holdings Parent, Inc. (“Concentra”, and such separation the "Separation"). As a step in the process of effectuating the Separation and subject to satisfaction of certain conditions, including securing additional required financing, it is expected that the Issuer will merge with and into Concentra Health Services, Inc. (the “Issuer”), with the Issuer continuing as the surviving entity (the "Merger"), and the Issuer will assume all of the Escrow Issuer's obligations under the Notes and the related indenture (the “Assumption”).

$50 million of net proceeds from the offering will be used for general corporate purposes, with the remaining proceeds paid to Select Medical Corporation as a dividend.

Indenture

The terms of the Notes and related guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Escrow Issuer, the Issuer, and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

Concurrently with the closing of the offering of the Notes, the Escrow Issuer entered into an Escrow Agreement (the “Escrow Agreement”) with U.S. Bank Trust Company, National Association, as Trustee, and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which the Escrow Issuer deposited the gross proceeds of the Notes offered thereby into a segregated escrow account with the Escrow Agent. The Escrow Issuer granted to the Trustee, for its benefit and the benefit of the holders of the Notes, an exclusive first-priority security interest in the escrow account and all amounts on deposit therein to secure the obligations under the Notes pending disbursement.

In the event the Merger is not consummated on or prior to September 30, 2024 (the “Outside Date”), the Escrow Issuer will be required to redeem all of the Notes in accordance with the terms of the Indenture at a special mandatory redemption price, which is equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest.

Interest and Maturity. The Notes bear interest at a rate of 6.875% per annum and mature on July 15, 2032. Interest is payable on the Notes semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025.

Guarantees and Security. Prior to the completion of the Merger, accrued and unpaid interest on the Notes is fully and unconditionally guaranteed by the Issuer.

It is expected that, substantially concurrently with the completion of the Merger, Concentra and certain of Concentra’s subsidiaries will execute a supplemental indenture (the “Supplemental Indenture”) pursuant to which they will unconditionally guarantee the obligations of the Issuer under the Notes on a senior unsecured basis.

Ranking.

Upon the execution of the Supplemental Indenture and completion of the Assumption, the Notes will be the Issuer’s and the related guarantees will be the guarantors’ senior unsecured obligations and will:

•	be effectively subordinated to all of the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Credit Facilities, to the extent of the value of the assets securing such indebtedness;

•	rank equal in right of payment with all of the Issuer’s and each guarantor’s existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the related guarantees;

•	rank senior in right of payment to all of the Issuer’s and each guarantor’s existing and future subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right to payment to the Notes and the related guarantees; and

•	be structurally subordinated to any existing and future indebtedness of any of Concentra’s subsidiaries that are not guarantors of the Notes.

Covenants. The Indenture contains covenants limiting the ability of the Company and the Company’s restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends or distributions or redeem or purchase stock, make certain investments, create liens, merge or consolidate with another company or transfer or cell assets, enter into agreements restricting the ability of the Company’s restricted subsidiaries to make distributions, loans or advances to the Company or to other restricted subsidiaries, and enter into certain transactions with affiliates..

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, changes in control, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. Following the Merger, before July 15, 2027, the Issuer may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Following the Assumption, on or after July 15, 2027, the Issuer may redeem all or any portion of the Notes at the redemption prices described in the indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, following the Assumption, at any time prior to July 15, 2027, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the indenture with the proceeds of certain equity offerings at the redemption price described in indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date

Offer to Repurchase. If the Company experiences a change of control, each holder of Notes will have the right to require the Issuer to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

No Registration Rights or Listing. The Notes and related guarantees do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture, the Notes and related guarantees, and Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, form of note and Escrow Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated July 11, 2024, by and among the Escrow Issuer, the Issuer, and the Trustee.

4.2	Form of Note (included as Exhibits A1 and A2 to the Indenture filed herewith as Exhibit 4.1).

10.1	Escrow Agreement, dated July 11, 2024, by and among the Escrow Issuer, the Trustee and the Escrow Agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: July 17, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary